Exhibit 99.1

Carolina Financial Corporation Reports Results for Second Quarter of 2016

NEWS RELEASE – For Release July 29, 2016, 9:00AM

For More Information, Contact:
William A. Gehman III, EVP and CFO, 843.723.7700

Charleston, S.C., July 29, 2016 - Carolina Financial Corporation (NASDAQ: CARO) today announced financial results for the second quarter of 2016. Highlights at and for the three months ended June 30, 2016, include:

Second Quarter 2016 financial highlights

•	On June 11, 2016, the Company closed its previously announced acquisition of Congaree Bancshares, Inc. (Congaree) with the operational conversion completed in July 2016.
•	Net income for the second quarter of $2.8 million, or $0.23 per diluted share, including pretax merger expense of $2.8 million.
•	Operating earnings for the second quarter of 2016, which excludes certain non-operating income and expenses, increased 17.3% to $5.1 million, or $0.42 per diluted share, from $4.4 million, or $0.45 per diluted share, from the second quarter of 2015.
•	Loans receivable-gross, excluding Congaree loans acquired, grew at an annualized rate of 15.3% or $70.7 million since December 31, 2015.
•	Nonperforming assets to total assets of 0.45% as of June 30, 2016.
•	Core Deposits, excluding Congaree deposits acquired, increased $104.7 million since December 31, 2015. Core Deposits are defined as checking, savings and money market accounts.

“We are very pleased with our operating earnings results of $5.1 million for the second quarter of 2016 as well as closing the acquisition of Congaree. We remain excited about the expansion of our Company into the Midlands market. In addition, we continue to realize excellent loan and core deposit growth during the first half of 2016 as a result of our continued business development efforts in our local markets,” stated Jerry Rexroad, Chief Executive Officer.

Acquisition of Congaree Bancshares, Inc.

Effective June 11, 2016, Carolina Financial Corporation the (“Company”) or (“Carolina Financial”), the holding company for CresCom Bank, completed its previously announced merger with Congaree Bancshares, Inc. (“Congaree”), the holding company for Congaree State Bank, pursuant to the Agreement and Plan of Merger, dated as of January 5, 2016.

Under the terms of the Agreement and Plan of Merger, Congaree shareholders had the right to receive either $8.10 in cash or 0.4806 shares of Carolina Financial common stock, or a combination thereof, for each Congaree share they owned immediately prior to the merger, subject to the limitation that 40% of the outstanding shares of Congaree common stock would be exchanged for cash and 60% of the outstanding shares of Congaree common stock will be exchanged for shares of Carolina Financial common stock.

The acquisition of Congaree was accounted for under the acquisition method of accounting. The assets and liabilities of Congaree have been recorded at their estimated fair values and added to those of Carolina Financial for periods following the merger date. Included in the June 30, 2016 consolidated balance sheet were approximately $73.7 million in acquired loans, net of related purchase accounting adjustments, and $87.8 million in deposits assumed. The Company may continue to refine its valuations of acquired assets and liabilities for up to one year following the merger date.

Financial Results

Carolina Financial Corporation

■	The Company reported net income for the three months ended June 30, 2016 of $2.8 million, or $0.23 per diluted share, as compared to $3.9 million, or $0.41 per diluted share, for the three months ended June 30, 2015. Net income for the six months ended June 30, 2016 totaled $6.5 million, or $0.54 per diluted share, compared to net income of $6.9 million, or $0.73 per diluted share. Included in net income for the three months and six months ended June 30, 2016 were pretax merger related expense of $2.8 million and $3.0 million, respectively.
■	Operating earnings for the second quarter of 2016 increased 17.3% to $5.1 million, or $0.42 per diluted share, from $4.4 million, or $0.45 per diluted share, from the second quarter of 2015. Operating earnings are defined as income before income taxes, excluding loss on extinguishment of debt, net gain or loss on sale of securities, fair value adjustments on interest rate swaps, and merger related expenses, all net of income taxes at the tax effective rate for the period.
■	In March 2016, the FASB issued guidance to simplify several aspects of the accounting for share-based payment award transactions, including income tax consequences. In addition to other changes, the guidance changes the accounting for excess tax benefits and tax deficiencies from generally being recognized in additional paid-in capital to recognition as income tax expense or benefit in the period they occur. The Company early adopted the new guidance in the second quarter of 2016. As a result, the Company’s income tax expense was reduced by approximately $399,000, or $0.03 per diluted share, in the second quarter of 2016.
■	The Company’s net interest margin-tax equivalent increased to 3.64% for the second quarter of 2016 compared to 3.53% for the first quarter of 2016 and is primarily due to improved yields in securities and loans. In the first quarter of 2016, the Company experienced unfavorable prepayment speeds related to its securities portfolio, but experienced favorable prepayment speeds in the second quarter of 2016. Management does not expect the favorable securities prepayment speeds to continue with a low interest rate environment. In addition, during the second quarter of 2016, the Company collected a $136,000 early loan payoff fee and experienced some yield improvement related to higher yielding loans acquired from the Congaree merger.
■	The Company reported book value per common share of $12.58 and $11.92 as of June 30, 2016 and December 31, 2015, respectively. Tangible book value per common share was $11.92 and $11.66 as of June 30, 2016 and December 31, 2015, respectively.
■	Effective at the beginning of the second quarter of 2016, the Company tainted its securities held-to-maturity to provide opportunities to maximize its asset utilization. As a result, the securities were moved to available-for-sale at fair value, resulting in an increase to accumulated other comprehensive income of $655,000.
■	At June 30, 2016, the Company’s regulatory capital ratios exceeded the minimum levels currently required. Stockholders’ equity totaled $155.0 million as of June 30, 2016 compared to $139.9 million at December 31, 2015.

CresCom Bank

■	The Bank’s net income (excluding Crescent Mortgage Company) was $2.2 million for the three months ended June 30, 2016 compared to $2.8 million for the three months ended June 30, 2015. Net income for the six months ended June 30, 2016 totaled $5.6 million compared to net income of $5.3 million for the six months ended June 30, 2015. Included in net income for the three months and six months ended June 30, 2016 were pretax merger related expense of $2.7 million and $2.8 million, respectively.

■	No provision for loan loss was recorded during the three and six month periods ended June 30, 2016 or 2015. This was primarily due to continued excellent asset quality as well as net recoveries of $156,000 and $982,000 for the six months ended June 30, 2016 and 2015, respectively.
■	The Bank’s non-performing assets were 0.45% and 0.47% of total assets at June 30, 2016 and December 31, 2015, respectively. The Bank added $1.4 million in real estate acquired through foreclosure, net as a result of the Congaree merger.
■	Loans receivable-gross grew to $1.1 billion at June 30, 2016 compared to $922.7 million at December 31, 2015. The increase in loans receivable primarily relates to the completed acquisition of Congaree as well as the Bank’s focus on commercial lending and residential mortgage lending.
■	The number of checking accounts increased at an annualized rate of 10.6%, excluding Congaree checking accounts acquired, since December 31, 2015. As of June 30, 2016 and December 31, 2015, core deposits, defined as checking, savings and money market, comprised approximately 59.9% and 56.7%, respectively, of total deposits. Total deposits, excluding Congaree deposits acquired, increased $143.8 million since December 31, 2015.
■	The Bank’s retail mortgage conforming loan originations increased to $24.6 million for the three months ended June 30, 2016 compared to $15.2 million for the three months ended June 30, 2015. For the six months ended June 30, 2016, retail mortgage conforming loan originations increased to $42.3 million compared to $32.8 million for the six months ended June 30, 2015. As a result of the increased originations, retail mortgage banking noninterest income increased to $509,000 and $929,000 for the three and six months ended June 30, 2016 compared to $358,000 and $801,000 for the three and six months ended June 30, 2015. Mortgage banking income consists primarily of gain on sale of loans and related fees as well as fair value changes in mortgage banking derivatives.

Crescent Mortgage Company

■	Net income for Crescent Mortgage Company, a wholly-owned subsidiary of the Bank, was $919,000 for the three months ended June 30, 2016 compared to $1.3 million for the three months ended June 30, 2015. Net income for the six months ended June 30, 2016 was $1.3 million compared to $2.0 million for the six months ended June 30, 2015.
■	The decrease in net income of Crescent Mortgage Company is primarily attributable to the decrease in originations from period to period. The new regulatory rules related to TILA-RESPA Integrated Disclosures (“TRID”) have significantly impacted the mortgage banking industry. Originations for the three months ended June 30, 2016 and 2015 were $200.2 million and $282.3 million, respectively. Originations for the six months ended June 30, 2016 and 2015 were $387.0 and $507.7 million, respectively. The percentage of originations attributable to refinances were 33.6% for the second quarter of 2016 compared to 33.9% for the second quarter of 2015.

Conference Call

A conference call will be held at 2:00 p.m., Eastern Time on July 29, 2016. The conference call can be accessed by dialing (855) 218-6998 or (615) 247-5963 and requesting the Carolina Financial Corporation earnings call. The conference ID number is 43955497. Listeners should dial in 10 minutes prior to the start of the call. The live webcast and presentation slides will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations.”

A replay of the webcast will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations” shortly following the call. A replay of the conference call can be accessed approximately three hours after the call by dialing (855) 859-2056 or (404) 537-3406 and requesting conference number 43955497.

About Carolina Financial Corporation

Carolina Financial is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company. Carolina Financial trades on NASDAQ under the symbol CARO. As of June 30, 2016, Carolina Financial had approximately $1.6 billion in total assets and Crescent Mortgage Company originated loans in 45 states and partners with community banks, credit unions and mortgage brokers. In 2016, Carolina Financial was ranked #8 on American Banker’s 2015 list of “Top 200 Community Banks and Thrifts as Ranked by Three-Year Average ROE”, and was added to the Russell 2000 as part of the 2016 Russell indexes reconstitution. In June 2016, Carolina Financial Corporation completed its previously announced merger with Congaree.

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). Such statements should be read along with the accompanying tables, which provide a reconciliation of non-GAAP measures to GAAP measures. This news release and the accompanying tables discuss financial measures, such as core deposits, tangible book value, operating earnings and net income related to segments of the Company, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.

Please refer to the Non-GAAP reconciliation tables later in this release for additional information.

Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework including, but not limited to, the Dodd-Frank Act and regulations adopted thereunder; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the Company; (7) the businesses of the Company and Congaree may not be integrated successfully or such integration may take longer to accomplish than expected; (8) the expected cost savings and any revenue synergies from the acquisition may not be fully realized within the expected timeframes; and (9) disruption from the acquisition may make it more difficult to maintain relationships with clients, associates, or suppliers.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

###

CAROLINA FINANCIAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2016	December 31, 2015
	(Unaudited)	(Audited)
	(Dollars in thousands)
ASSETS
Cash and due from banks	$12,916	10,206
Interest-bearing cash	27,184	16,421
Cash and cash equivalents	40,100	26,627
Securities available-for-sale	345,980	306,474
Securities held-to-maturity	—	17,053
Federal funds sold	6,229	—
Federal Home Loan Bank stock, at cost	7,906	9,919
Other investments	3,705	3,273
Derivative assets	3,808	1,945
Loans held for sale	36,284	41,774
Loans receivable, gross	1,067,256	922,723
Allowance for loan losses	(10,297)	(10,141)
Loans receivable, net	1,056,959	912,582

Premises and equipment, net	35,252	32,562
Accrued interest receivable	4,781	4,333
Real estate acquired through foreclosure, net	3,272	2,374
Deferred tax assets, net	7,891	5,273
Mortgage servicing rights	12,400	11,433
Cash value life insurance	28,553	28,082
Core deposit intangible	3,884	2,961
Goodwill	4,266	—
Other assets	5,114	3,004
Total assets	$1,606,384	1,409,669

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Noninterest-bearing deposits	$246,811	163,054
Interest-bearing deposits	1,016,377	868,474
Total deposits	1,263,188	1,031,528
Short-term borrowed funds	97,500	120,000
Long-term debt	68,465	103,465
Derivative liabilities	4,141	306
Drafts outstanding	4,258	2,154
Advances from borrowers for insurance and taxes	1,592	641
Accrued interest payable	355	333
Reserve for mortgage repurchase losses	3,355	3,876
Dividends payable to stockholders	372	361
Accrued expenses and other liabilities	8,141	7,146
Total liabilities	1,451,367	1,269,810
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	125	120
Additional paid-in capital	65,567	56,418
Retained earnings	88,260	82,859
Accumulated other comprehensive income, net of tax	1,065	462
Total stockholders' equity	155,017	139,859
Total liabilities and stockholders' equity	$1,606,384	1,409,669

CAROLINA FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Month		For the Six Months
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015
	(In thousands, except share data)
Interest income
Loans	$11,880	10,465	22,965	19,928
Investment securities	2,470	2,079	4,622	3,973
Dividends from Federal Home Loan Bank Stock	108	67	205	145
Federal funds sold	2	—	2	—
Other interest income	33	22	59	44
Total interest income	14,493	12,633	27,853	24,090
Interest expense
Deposits	1,512	1,011	2,879	1,972
Short-term borrowed funds	91	76	196	142
Long-term debt	570	492	1,185	965
Total interest expense	2,173	1,579	4,260	3,079
Net interest income	12,320	11,054	23,593	21,011
Provision for loan losses	—	—	—	—
Net interest income after provision for loan losses	12,320	11,054	23,593	21,011
Noninterest income
Mortgage banking income	4,187	5,104	7,362	9,121
Deposit service charges	897	883	1,759	1,723
Net loss on extinguishment of debt	(47)	(1,215)	(56)	(1,215)
Net gain (loss) on sale of securities	113	(29)	530	442
Fair value adjustments on interest rate swaps	(226)	588	(507)	(7)
Net increase in cash value life insurance	229	180	458	358
Mortgage loan servicing income	1,413	1,318	2,801	2,626
Other	623	435	1,118	806
Total noninterest income	7,189	7,264	13,465	13,854
Noninterest expense
Salaries and employee benefits	7,675	7,286	14,825	14,249
Occupancy and equipment	1,927	1,727	3,769	3,511
Marketing and public relations	385	367	770	769
FDIC insurance	179	185	347	350
Provision for mortgage loan repurchase losses	(250)	(250)	(500)	(500)
Legal expense	56	73	105	250
Other real estate expense, net	39	43	59	110
Mortgage subservicing expense	468	423	891	818
Amortization of mortgage servicing rights	541	485	1,073	945
Merger related expenses	2,799	—	2,985	—
Other	1,990	2,068	3,753	4,080
Total noninterest expense	15,809	12,407	28,077	24,582
Income before income taxes	3,700	5,911	8,981	10,283
Income tax expense	864	1,994	2,502	3,353
Net income	$2,836	3,917	6,479	6,930

Earnings per common share:
Basic	$0.24	0.41	0.55	0.74
Diluted	$0.23	0.41	0.54	0.73
Weighted average common shares outstanding:
Basic	11,908,282	9,434,124	11,827,428	9,399,348
Diluted	12,076,878	9,595,716	12,001,862	9,558,189

CAROLINA FINANCIAL CORPORATION
(Unaudited)
(Dollars in thousands)

	At or for the Three Months Ended
Selected Financial Data:	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Selected Average Balances:
Total assets	$1,482,963	1,412,778	1,364,772	1,322,382	1,297,053
Investment securities	335,105	335,929	330,364	312,707	307,450
Loans receivable, net	978,337	935,438	876,445	840,414	813,293
Loans held for sale	24,467	25,454	31,212	43,193	49,007
Deposits	1,170,860	1,069,451	1,052,192	1,027,771	999,489
Stockholders' equity	145,656	141,311	111,189	102,326	97,647

Performance Ratios (annualized):
Return on average stockholders' equity (1)	7.79%	10.31%	12.98%	15.17%	16.05%
Return on average assets (1)	0.76%	1.03%	1.06%	1.18%	1.21%
Average earning assets to average total assets	93.44%	93.08%	92.23%	91.82%	92.18%
Average loans receivable to average deposits	83.56%	87.47%	83.30%	81.77%	81.37%
Average stockholders' equity to average assets	9.82%	10.00%	8.15%	7.75%	7.53%
Net interest margin-tax equivalent (2)	3.64%	3.53%	3.59%	3.66%	3.80%
Net charge-offs (recovery) to average loans
receivable	(0.03)%	(0.04)%	(0.11)%	0.06%	(0.31)%
Nonperforming assets to period end loans
receivable	0.67%	0.59%	0.72%	0.89%	0.86%
Nonperforming assets to total assets	0.45%	0.39%	0.47%	0.57%	0.55%
Nonperforming loans to total loans	0.37%	0.48%	0.47%	0.57%	0.47%
Allowance for loan losses as a percentage of
gross loans receivable (end of period) (3)	0.96%	1.06%	1.10%	1.15%	1.19%
Allowance for loan losses as a percentage
of nonperforming loans	262.68%	223.38%	235.67%	201.98%	252.13%

Nonperforming Assets:
Loans 90 days or more past due and still
accruing	$—	—	—	—	—
Nonaccrual loans	3,920	4,581	4,303	4,896	3,973
Total nonperforming loans	3,920	4,581	4,303	4,896	3,973
Real estate acquired through foreclosure, net (4)	3,272	1,091	2,374	2,744	3,271
Total nonperforming assets	$7,192	5,672	6,677	7,640	7,244

(1) Included in net income are pretax merger related expenses of approximately $2.8 million for the three months ending June 30, 2016 and $186,000 for the three months ending March 31, 2016.

(2) Net interest margin-tax equivalent reflects tax-exempt income on a tax-equivalent basis.

(3) Acquired loans represent 12.2%, 6.4%, 7.0%, 8.0%, and 8.8% of gross loans receivable at June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015, and June 30, 2015, respectively.

(4) Real estate acquired through foreclosure, net at June 30, 2016 includes $1.4 million related to the Congaree merger.

Segment Information

(Unaudited)

(Dollars in thousands)

	For the Three Months		For the Six Months		Increase (Decrease)
	Ended June 30,		Ended June 30,		Three	Six
	2016	2015	2016	2015	Months	Months
Segment net income:
Community banking (1)	$2,162	2,817	5,575	5,290	(655)	285
Wholesale mortgage banking	919	1,323	1,320	2,034	(404)	(714)
Other	(253)	(224)	(441)	(404)	(29)	(37)
Eliminations	8	1	25	10	7	15
Total net income	$2,836	3,917	6,479	6,930	(1,081)	(451)

	For the Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Segment net income:
Community banking (1)	$2,162	3,413	3,258	2,854	2,817
Wholesale mortgage banking	919	401	525	1,273	1,323
Other	(253)	(188)	(207)	(256)	(224)
Eliminations	8	17	33	10	1
Total net income	$2,836	3,643	3,609	3,881	3,917

	For the Three Months Ended June 30,
	Loan Originations		Mortgage Banking Income		Margin
	2016	2015	2016	2015	2016	2015
Additional segment information:
Community banking	$24,629	15,206	509	358	2.07%	2.35%
Wholesale mortgage banking	200,161	282,274	3,678	4,746	1.84%	1.68%
Total mortgage banking income	$224,790	297,480	4,187	5,104	1.86%	1.72%

	For the Six Months Ended June 30,
	Loan Originations		Mortgage Banking Income		Margin
	2016	2015	2016	2015	2016	2015
Additional segment information:
Community banking	$42,308	32,788	929	801	2.20%	2.44%
Wholesale mortgage banking	386,960	507,731	6,433	8,320	1.66%	1.64%
Total mortgage banking income	$429,268	540,519	7,362	9,121	1.72%	1.69%

(1) Included in net income are pretax merger related expenses of approximately $2.7 million for the three months ending June 30, 2016 and $186,000 for the three months ending March 31, 2016, for a total of $2.9 million for the six months ended June 30, 2016.

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands, except share data)

	At June 30,	At December 31,
	2016	2015

Core deposits:
Noninterest-bearing demand accounts	$246,811	163,054
Interest-bearing demand accounts	166,843	158,581
Savings accounts	46,032	39,147
Money market accounts	296,968	223,906
Total core deposits (Non-GAAP)	756,654	584,688

Certificates of deposit:
Less than $250,000	480,002	428,067
$250,000 or more	26,532	18,773
Total certificates of deposit	506,534	446,840
Total deposits	$1,263,188	1,031,528

	At June 30,	At December 31,
	2016	2015

Tangible book value per share:
Total stockholders equity	$155,017	139,859
Less intangible assets	(8,150)	(2,961)
Tangible common equity (Non-GAAP)	$146,867	136,898

Issued and outstanding shares	12,545,282	12,023,557
Less nonvested restricted stock awards	(219,228)	(285,805)
Period end dilutive shares	12,326,054	11,737,752

Total stockholders equity	$155,017	139,859
Divided by period end dilutive shares	12,326,054	11,737,752
Common book value per share	$12.58	11.92

Tangible common equity (Non-GAAP)	$146,867	136,898
Divided by period end dilutive shares	12,326,054	11,737,752
Tangible common book value per share (Non-GAAP)	$11.92	11.66

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands, except share data)

	For the Three Months Ended					For the Six Months Ended
Operating Earnings:	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	June 30, 2016	June 30, 2015
Income before income taxes	$3,700	5,281	5,367	5,830	5,911	8,981	10,283
Gain on sale of securities	(113)	(417)	(34)	(1,017)	29	(530)	(442)
Net loss on extinguishment of debt	47	9	36	—	1,215	56	1,215
Fair value adjustments on interest rate swaps	226	281	(142)	1,246	(588)	507	7
Merger related costs	2,799	186	—	—	—	2,985	—
Operating earnings before income taxes	6,659	5,340	5,227	6,059	6,567	11,999	11,063
Tax expense (1) (2)	1,555	1,656	1,712	2,026	2,215	3,343	3,607
Operating earnings (Non-GAAP)	$5,104	3,684	3,515	4,033	4,352	8,656	7,456

Average equity	145,656	141,311	111,189	102,326	97,647	143,484	96,448
Average assets	1,482,963	1,412,778	1,364,772	1,322,382	1,297,053	1,439,695	1,262,987
Operating return on average assets (Non-GAAP)	1.38%	1.04%	1.03%	1.22%	1.34%	1.20%	1.18%
Operating return on average equity (Non-GAAP)	14.02%	10.43%	12.64%	15.77%	17.83%	12.07%	15.46%

Weighted average common shares outstanding:
Basic	11,908,282	11,746,574	9,888,030	9,463,772	9,434,124	11,827,428	9,399,348
Diluted	12,076,878	11,978,801	10,103,966	9,674,994	9,595,716	12,001,862	9,558,189

Operating earnings per common share:
Basic (Non-GAAP)	$0.43	$0.31	$0.36	$0.43	$0.46	$0.73	$0.79
Diluted (Non-GAAP)	$0.42	$0.31	$0.35	$0.42	$0.45	$0.72	$0.78

As Reported:
Income before income taxes	$3,700	5,281	5,367	5,830	5,911	8,981	10,283
Tax expense	864	1,638	1,758	1,949	1,994	2,502	3,353
Net Income	$2,836	3,643	3,609	3,881	3,917	6,479	6,930

Average equity	145,656	141,311	111,189	102,326	97,647	143,484	96,448
Average assets	1,482,963	1,412,778	1,364,772	1,322,382	1,297,053	1,439,695	1,262,987
Return on average assets	0.76%	1.03%	1.06%	1.17%	1.21%	0.90%	1.10%
Return on average equity	7.79%	10.31%	12.98%	15.17%	16.05%	9.03%	14.37%

Weighted average common shares outstanding:
Basic	11,908,282	11,746,574	9,888,030	9,463,772	9,434,124	11,827,428	9,399,348
Diluted	12,076,878	11,978,801	10,103,966	9,674,994	9,595,716	12,001,862	9,558,189

Earnings per common share:
Basic	$0.24	$0.31	$0.37	$0.41	$0.41	$0.55	$0.74
Diluted	$0.23	$0.30	$0.36	$0.40	$0.41	$0.54	$0.73

(1) Tax expense is determined using the effective tax rate reflected in the accompanying income statement for the applicable reporting period.

(2) In March 2016, the FASB issued guidance to simplify several aspects of the accounting for share-based payment award transactions, including income tax consequences. In addition to other changes, the guidance changes the accounting for excess tax benefits and tax deficiencies from generally being recognized in additional paid-in capital to recognition as income tax expense or benefit in the period they occur. The Company early adopted the new guidance in the second quarter of 2016. As a result, the Company’s income tax expense was reduced by approximately $399,000, or $0.03 per diluted share, in the second quarter of 2016.

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands, except share data)
	For the Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Segment net income:
Community banking	$2,162	3,413	3,258	2,854	2,817
Wholesale mortgage banking	919	401	525	1,273	1,323
Other	(253)	(188)	(207)	(256)	(224)
Eliminations	8	17	33	10	1
Total net income	$2,836	3,643	3,609	3,881	3,917

Community banking segment operating earnings:
Income before income taxes	$2,785	4,953	4,842	4,199	4,161
Tax expense (1)	623	1,540	1,584	1,345	1,344
Bank segment net income	$2,162	3,413	3,258	2,854	2,817

Weighted average common shares outstanding:
Basic	11,908,282	11,746,574	9,888,030	9,463,772	9,434,124
Diluted	12,076,878	11,978,801	10,103,966	9,674,994	9,595,716

Earnings per common share:
Basic	$0.18	$0.28	$0.32	$0.29	$0.29
Diluted	$0.18	$0.28	$0.32	$0.29	$0.29

Bank segment income before taxes	$2,785	4,953	4,842	4,199	4,161
Gain on sale of securities	(113)	(417)	(34)	(1,017)	29
Net loss on extinguishment of debt	47	9	36	—	1,215
Fair value adjustments on interest rate swaps	226	281	(142)	1,246	(588)
Merger related costs (2)	2,697	186	—	—	—
Operating earnings before income taxes	5,642	5,012	4,702	4,428	4,817
Tax expense (1)	1,262	1,558	1,538	1,418	1,556

Operating bank segment earnings (Non-GAAP)	$4,380	3,454	3,164	3,010	3,261

Operating bank segment earnings per common share:
Basic (Non-GAAP)	$0.37	$0.29	$0.32	$0.32	$0.34
Diluted (Non-GAAP)	$0.36	$0.29	$0.31	$0.31	$0.34

(1) Tax expense is determined using the effective tax rate computed for the applicable business segment.

(2) Remaining merger related costs of $102,000 were incurred within the category "Other" segment earnings for three months ended June 30, 2016. Merger related expenses for the Company totaled $2.8 million for the three months ended June 30, 2016.